UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report
April 30, 2018
(Date of earliest event reported)

Commission file number 1-7810
Energen Corporation
(Exact name of registrant as specified in its charter)

Alabama	63-0757759
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

605 Richard Arrington Jr. Boulevard North, Birmingham, Alabama	35203-2707
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code
(205) 326-2700

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act ☐.

Section 1 – Registrant’s Business and Operations
Item 1.01 Entry into a Material Definitive Agreement

Effective April 30, 2018, Energen Corporation (“Energen”) entered into an eighth amendment (the “Amendment”) to its credit agreement (the “Credit Agreement”) among Energen, as borrower, Wells Fargo Bank, National Association, as administrative agent, Energen Resources Corporation, as guarantor, and the institutions named therein as lenders. Terms used and not defined herein have the respective meanings given to such terms in the Credit Agreement and the Amendment, respectively.

The Amendment changes the Credit Agreement to extend the Maturity Date from August 30, 2019 to April 30, 2023, increase the amount of the Borrowing Base from $1.7 billion to $2.15 billion as a result of the April 1, 2018 Scheduled Redetermination, increase the Aggregate Commitment under the Credit Agreement from $1.05 billion to $1.25 billion, and adds a process to establish an alternate interest rate in certain situations. The Amendment also changes the Credit Agreement provision relating to certain Senior Notes that may be issued by Energen without a reduction in the Borrowing Base by extending the deadline for issuing such Senior Notes from the delivery of the New Borrowing Base Notice for the Scheduled Redetermination scheduled to occur on or about April 1, 2018 to the delivery of the New Borrowing Base Notice for the Scheduled Redetermination scheduled to occur on or about October 1, 2018.

In the ordinary course of their respective businesses, certain of the lenders and other parties to the Amendment and their respective affiliates have engaged, and may in the future engage, in commercial banking, investment banking, financial advisory or other services to Energen and its affiliates for which they have in the past and may in the future receive customary compensation and expense reimbursement.

The preceding summary of the material terms of the Amendment is qualified in its entirety by the full text of such agreement, which is filed herewith as Exhibit 10.1. In the event of any discrepancy between the preceding summary and the text of the Amendment, the text of the Amendment shall control.

Section 2 – Financial Information

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The disclosure required under this Item 2.03 is included under Item 1.01 above and incorporated herein by reference.

Section 9 – Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits

(d)    Exhibits.

EXHIBIT
NUMBER    DESCRIPTION

10.1
Eighth Amendment to the Credit Agreement dated as of April 30, 2018, by and among Energen Corporation, as borrower, Wells Fargo Bank, National Association, as administrative agent, Energen Resources Corporation, as guarantor, and the institutions named therein as lenders.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ENERGEN CORPORATION
(Registrant)

May 1, 2018	By /s/ Charles W. Porter, Jr.
Charles W. Porter, Jr.
Vice President, Chief Financial Officer and Treasurer of Energen Corporation

3